Exhibit 10.33

American Management Systems

RESTRICTED STOCK AND STOCK BONUS PLAN

Section 1. Purpose of Plan

     The purpose of the Restricted Stock and Stock Bonus Plan of American Management Systems (the “Company”) is to reward valued employees with grants of stock, thereby providing valued employees a larger stake in the Company’s success than could be obtained from a cash-award program.

Section 2. Definitions

     (a)  "Actual Award” means the aggregate dollar amount determined each Performance Year by the Board for a Performance Year taking into consideration the relationship of the Company’s performance for the Performance Year to the Company’s Target for the Performance Year.

     (b)  "Board” means the Board of Directors of the Company.

     (c)  "Committee” means the Stock Option/Award Committee, a committee consisting of at least two members of the Board, or the Compensation Committee where appropriate.

     (d)  "Common Stock” means shares of the $.01 par value common stock of the Company.

     (e)  "Company” means American Management Systems, Incorporated, or as the context requires, any domestic or foreign affiliate of American Management Systems, Incorporated. For this purpose “affiliate” means (i) a corporation if AMS owns stock possessing at least [80] percent of total combined voting power of all classes of stock entitled to vote of such corporation, or (ii) a partnership or limited liability company if AMS owns at least [80] percent of the profits interest or capital interest of such partnership or company.

     (f)  "Conversion Factor” per share means the average of the prices of the Common Stock quoted over the National Association of Securities Dealers Automatic Quotation System (“NASDAQ”) in the national market on each trading day during the final five trading days of the Performance Year. In the event that the Common Stock is not traded over NASDAQ, Conversion Factor means the average of the closing bid prices of the Common Stock published in the National Daily Stock Quotation Summary for each trading day during the final five trading days of the Performance Year. In the event that the Common Stock is listed on an established stock exchange or exchanges, Conversion Factor means the average of the closing prices of the Common Stock on such stock exchange or exchanges on each trading day during the final five trading days of the Performance Year. For the Performance Year ended December 31, 1990, the “Conversion Factor” is the average of the closing bid prices of the

Common Stock published in the National Daily Stock Quotation Summary for each trading day during the month of January 1991.

     (g)  "Disability” means the permanent and total inability, by reason of physical or mental infirmity, or both, of a Participant to perform the work assigned to the Participant by the Company. The determination of the existence or nonexistence of disability shall be made by the Committee after medical examination(s) by a medical doctor(s) selected or approved by the Committee. If the Participant is determined to be disabled under the Company’s long-term disability plan or the Social Security Act, the Committee shall accept such determination as proof of Disability for purposes of this Plan.

     (h)  "Discretionary Award” means a Stock Award that is not a Profit-Sharing Award.

     (i)  "Eligible Employee” means an individual who is employed by the Company.

     (j)  "Participant” means an Eligible Employee of the Company who is designated by the Committee to receive Stock Awards.

     (k)  "Performance Year” means a twelve-month period specified by the Company.

     (l)  "Plan” means the American Management Systems Restricted Stock and Stock Bonus Plan.

     (m)  "Pool” means the group of Participants who are awarded Profit-Sharing Awards for a Performance Year.

     (n)  "Profit-Sharing Award” means a Stock Award granted pursuant to the rules in Section 6.

     (o)  "Retirement” means termination of employment on or after the Participant’s sixty-fifth (65) birthday.

     (p)  "Stock Award” means Common Stock granted under the Plan that is nontransferable, except as otherwise provided in this Plan. A Stock Award may be a Discretionary Award or a Profit-Sharing Award.

     (q)  "Stock Award Agreement” means a written agreement between the Company and the Participant setting forth the terms and conditions of his Stock Awards.

     (r)  "Target” means the financial goals of the Company for the Performance Year established by the Board.

Section 3. Administration of the Plan

     The Plan shall be administered by the Committee, which has and may exercise the powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan, including authority to designate the Participants in the Plan, to interpret the Plan, to determine the terms and provisions of the Stock Award Agreements, to make all other determinations necessary or advisable for Plan administration, and to prescribe, amend, and rescind rules and regulations relating to the Plan. All Committee interpretations, determinations, and actions shall be final, conclusive, and binding on all parties involved.

Section 4. Stock Subject to the Plan

     The Stock Awards shall be made available from previously issued shares reacquired by the Company.

Section 5. Awards Generally

     (a)  The Board or the Committee shall designate (i) the Eligible Employees to whom the grants of Stock Awards are made, (ii) the number of shares subject to Stock Awards to be granted to each Participant and the date of each grant, (iii) whether the Stock Awards are Discretionary Awards or Profit-Sharing Awards, and (iv) the terms and conditions consistent with the Plan of the Stock Awards granted to each Participant. The Board or the Committee shall make such designations in its complete discretion, subject to the requirements of Section 6 in the case of Profit-Sharing Awards.

     (b)  Grants of Stock Awards shall be governed by a Stock Award Agreement between the Company and the Participant setting forth the terms and conditions of the Stock Awards.

Section 6. Special Rules Applicable to Profit Sharing Awards

     (a)  An Eligible Employee is eligible to receive Profit-Sharing Awards for a Performance Year only if, for the Performance Year, he or she satisfies (i), (ii) and (iii) and any one of (iv), (v) or (vi) of the following requirements of this subsection.

(i) The Eligible Employee is employed by American Management Systems, Incorporated or a domestic or foreign affiliate of American Management Systems, Incorporated whose employees the Committee has designated as being covered by the profit-sharing provisions of the Plan, including this Section 6;

(ii) The Eligible Employee is in a category of employees that the Committee has designated to be eligible to receive Profit-Sharing Awards for the Performance Year, and

(iii) the Eligible Employee is not eligible to receive stock options from an existing incentive compensation plan and is not a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code of 1986; plus

(iv) the Eligible Employee is employed in a position described in (i) for the equivalent of six (6) months of the Performance Year on a full-time basis where full-time is defined as a minimum of forty (40) hours per week with any paid leave considered as hours worked, or

(v) the Eligible Employee is working part-time in a position described in (i) and works the equivalent of six months at full time (as defined above) during the Performance Year with any paid leave considered as hours worked, or

(vi) the Eligible Employee is on family or medical leave and would have met the requirements of either (iv) or (v) for the Performance Year based on their normal pre-leave schedule (but only for the first twelve (12) months of such leave) with any paid leave considered as hours worked.

     (b)  Profit-Sharing Awards shall be made annually for a Performance Year, effective as of the last day of the Performance Year. The aggregate number of shares subject to Profit-Sharing Awards granted for the Performance Year shall equal the Actual Award divided by the Conversion Factor.

     (c)  The aggregate number of shares subject to Profit-Sharing Awards granted for a Performance Year shall be granted to different categories of employees in the proportions specified by the Committee.

     (d)  Any forfeited Profit-Sharing Award that is not reinstated by the Committee before the date of the reallocation shall be reallocated among the Participants who received Profit-Sharing Awards in the same Pool as the Participant who forfeited the Profit-Sharing Award and who are employed by the Company on the date of the reallocation. The reallocation shall be in proportion to the number of shares from such Pool that each remaining Participant then owns, and shall not affect the date of grant of the reallocated Profit-Sharing Awards for purposes of determining the date of the expiration or removal of restrictions on the reallocated Profit-Sharing Awards.

Section 7. Restrictions and Vesting

     (a)  Stock Awards shall vest either immediately or periodically pursuant to a schedule selected by the Committee and set forth in the Stock Award Agreement. In the case of a Profit-Sharing Award, a Participant shall forfeit the Award in the event that the Participant’s employment with the Company is terminated for any reason other than death, Disability, or Retirement within three (3) years after the date the Stock Award is granted to the Participant. In the event that the Participant’s employment with the Company is terminated for reason of death, Disability or Retirement, all outstanding Profit-Sharing Awards granted to such Participant shall vest automatically as of the date of such Participant’s termination for reason of death, Disability or Retirement.

     (b)  In its discretion, the Committee may prescribe additional restrictions on the Stock Award which, if not satisfied, would result in the Participant’s forfeiture of the Stock Award. The Committee may also provide for the incremental lapse or expiration of any or all restrictions upon the satisfaction of other conditions in addition to, or other than, the expiration of the restriction period. The Committee may provide for reinstatement of any portion of a Stock Award that otherwise would be forfeited as a result of a Participant’s termination of employment if the Participant returns to full-time employment with the Company within one year of the Participant’s prior termination of employment and before the date on which the Stock Award otherwise would have vested. The Committee, in its discretion, may provide that such Stock Award may be reinstated from Stock Awards that have been forfeited and not yet allocated among Participants or may provide for such reinstatement from other shares available for issuance under the Plan. Upon such reinstatement, the balance of the Stock Award shall vest in accordance with the provisions of the Participant’s reinstated Stock Award Agreement.

     (c)  The restriction period and any other restrictions and conditions not provided in the Plan shall be set forth in the Stock Award Agreement at the time the Stock Award is granted, or if not so set forth, as otherwise specified by the Company in writing.

     (d)  The Committee, in its sole discretion, may shorten or terminate the restriction period or waive any conditions for the lapse or expiration of the restrictions with respect to all or any portion of the Stock Award.

     (e)  Upon expiration or removal of all restrictions on a Stock Award, the shares subject to the Stock Award shall no longer be nontransferable and subject to a substantial risk of forfeiture and shall be deemed “vested” Common Stock.

Section 8. Terms and Conditions of Stock Award

     (a)  The Stock Awards may not be sold, transferred, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution, until all the restrictions imposed on the Stock Awards are removed or expire.

     (b)  Newly-granted Stock Awards, reinstated Stock Awards and any reallocated forfeited Stock Awards shall be registered in the recipients’ names before the record date of the first annual meeting of the shareholders of the Company that follows the date of grant, reinstatement or reallocation, and before each special meeting of shareholders of the Company.

     (c)  A stock certificate representing the aggregate number of shares subject to Stock Awards granted to the Participants shall be held in the physical custody of the Company. The certificate shall bear a legend making appropriate reference to the restrictions imposed on the Stock Awards.

     (d)  A Participant who is employed by the Company or a domestic affiliate shall have all the rights of a shareholder with respect to the Stock Awards, including voting and dividend rights, subject to the restrictions on transferability and any other restrictions or conditions contained in the Stock Award Agreement. The Committee shall provide that Participants who are employees of foreign affiliates are not entitled to voting and dividend rights on the shares subject to the Stock Award until the Stock Award is vested.

     (e)  A Participant may designate a beneficiary or beneficiaries to receive any stock certificate that is to be delivered under the Plan on or after the Participant’s death. Any designation must be by written notice in a form provided by the Company and filed with the Company.

     (f)  Upon expiration or removal of all restrictions on any shares subject to a Stock Award, a stock certificate for shares of Common Stock shall be delivered, free of all restrictions, except any restrictions that may be imposed by law, to the Participant or the Participant’s beneficiary or legal representative. The Company shall not deliver any fractional shares of the Common Stock but shall pay, in lieu thereof, the fair market value of the fractional share to the Participant or the Participant’s beneficiary or legal representative. The Company shall not be required to issue or deliver any certificate for shares of Common Stock under the Plan until all of the following conditions are satisfied:

(i) The admission of such shares to listing on all stock exchanges on which the stock is then listed, if any;

(ii) The completion of any registration or other qualification of such shares under any federal or state law, under the rulings or regulations of the Securities and Exchange Commission, or under any other governmental regulatory agency that the Company will in its sole discretion determine to be necessary or advisable;

(iii) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company will in its sole discretion determine to be necessary or advisable; and

(iv) The lapse of such reasonable period of time following the expiration of the restrictions as the Company from time to time may establish for reasons of administrative convenience.

Section 9. Payment of Withholding Tax

     (a)  A Participant may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in income the fair market value of each share of Common Stock subject to the Stock Award for the taxable year in which the grant (including a reallocation) of the Stock Award is made. The Participant shall provide the Company with a copy of the completed election form filed with the Internal Revenue Service.

     (b)  The Participant shall be responsible for the payment of all federal and state income taxes and Social Security (FICA) taxes required to be withheld and paid with respect to the Participant’s Stock Awards. At the Company’s option, the Company may (i) withhold the appropriate amount from the Participant’s paycheck(s) and from any dividends paid on Stock Awards, or (ii) require the Participant to pay the amount of the withholding tax to the Company and treat the Participant’s timely payment of such amount to the Company as an additional restriction on the Stock Awards. At the Company’s option, the Participant may satisfy all or part of the Participant’s obligation to pay the withholding tax by transferring Common Stock to the Company or by cash settlement of the right to Common Stock under the Plan. The Participant’s obligation shall be satisfied to the extent of the then fair market value of the Common Stock. Participants who are either a non-U.S. citizen employed by a foreign subsidiary or a U.S. citizen working or resident abroad shall be responsible for the payment of all foreign taxes, if any, attributable to Stock Awards; absent a special arrangement with such a Participant or an obligation of the Company to withhold foreign taxes, it shall be the

Company’s policy not to withhold, nor to be responsible to such Participant for payment of, foreign taxes in respect of Stock Awards.

     (c)  The Company does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result from the grant of Stock Awards or the expiration of restrictions on the Stock Awards. The Participant should consult with a professional tax advisor to determine the tax consequences to the Participant.

Section 10. Indemnification of Board and Committee

     In addition to other rights of indemnification as they may have as members of the Board or of the Committee, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or Stock Award Agreements, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that the member is liable for negligence or misconduct in the performance of the member’s duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a member shall in writing offer the Company the opportunity, at its own expense, to defend the same.

Section 11. Non-Contravention of Securities Laws

     Notwithstanding anything to the contrary expressed in the Plan, any provisions of the Plan that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with those laws.

Section 12. Unenforceability of a Particular Provision

     The unenforceability of any particular provision of the Plan shall not affect the other provisions, and the Plan shall be construed in all respects as if the unenforceable provision were omitted.

Section 13. Adjustment Provisions

     (a)  In the event of changes in the Common Stock by reason of any stock split, combination of shares, stock dividend, reclassification, merger, consolidation, reorganization, recapitalization or similar adjustment, or by reason of the dissolution or liquidation of the Company, appropriate adjustments may be made in the number and class of shares subject to granted Stock Awards and in the number and class of shares subject to Stock Awards reserved for grant under the Plan, but not yet granted. Whether any adjustment or modification is to be made as a result of the occurrence of any of the events specified in this section, and the extent thereof, shall be determined by the Board, whose determination shall be binding and conclusive.

     (b)  The existence of the Plan or Stock Awards shall in no way impair the right of the Company or its stockholders to make or effect any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger, consolidation, dissolution or liquidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company, or any grant of options on its stock.

Section 14. Limitation of Rights

     Neither the adoption and maintenance of the Plan or the grant of Stock Awards shall:

     (a)  limit the right of the Company to discharge or discipline any Participant, or otherwise terminate or modify the terms of the Participant’s employment, or

     (b)  confer upon any Participant any contract or other right or interest under the Plan other than as specifically provided in the Plan and the Stock Award Agreements.

Section 15. Headings

     Headings of Sections in the Plan are inserted for convenience and reference; they constitute no part of the Plan.

Section 16. Applicable Law

     To the extent that state law is not preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the Commonwealth of Virginia.

Section 17. Successors

     The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of any Participant, including, without limitation, the Participant’s estate and the executors, administrators or trustees thereof, the Participant’s heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the Participant.

Section 18. Termination and Amendment of the Plan

     (a)  Unless terminated earlier, the Plan shall remain in effect until January 1, [2010]. The Board shall have complete power and authority at any time to terminate the Plan or to make any modification or amendment of the Plan as it deems advisable and may from time to time suspend, discontinue, or abandon the Plan, except that no action by the Board shall adversely affect any right or obligation with respect to any Stock Award granted before the Board’s action without written consent of the affected Participant.

     (b)  The Committee may amend or modify the Stock Award Agreements, except that no amendment or modification shall adversely affect the rights and obligations of a Participant with respect to an outstanding Stock Award unless the affected Participant consents in writing.

Section 19. Approval of Plan and Effective Date

     The Plan was adopted by the Board of Directors on May 11, 1990, effective as of January 1, 1990. The Plan was amended and restated by the Board of Directors on May 18, 1995, effective as of January 1, 1995, amended on December 6, 1996, effective as of January 1, 1996, further amended and restated by the Board of Directors on July 25, 1997, effective as of January 1, 1997, and further amended and restated by the Board of Directors on December 8, 2000, effective as of September 15, 2000.